NEUBERGER BERMAN EQUITY FUNDS
                                  ADVISOR CLASS
                       DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A

         The Series currently subject to this Agreement are as follows:

         Neuberger Berman Fasciano Fund
         Neuberger Berman Focus Fund
         Neuberger Berman Genesis Fund
         Neuberger Berman Guardian Fund
         Neuberger Berman Mid Cap Growth Fund
         Neuberger Berman Partners Fund
         Neuberger Berman Small Cap Growth Fund



         Date: December 17, 2007